INVESTORS HERITAGE LIFE INSURANCE COMPANY
200 Capital Avenue
FRANKFORT, KENTUCKY 40601

Notice of Annual Meeting of Shareholders
To Be Held May 9, 1996

TO THE SHAREHOLDERS OF
INVESTORS HERITAGE LIFE INSURANCE COMPANY

     Notice is hereby given that the annual meeting of shareholders of Investors Heritage Life Insurance Company, a Kentucky corporation, (the "Company") will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 9, 1996, at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

     (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment thereof.

     The Board of Directors, in accordance with the By-laws, has fixed the close of business on March 29, 1996, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

     It is hoped that you will attend the meeting, but if it is not your intention to be present, you are respectfully requested to sign, date and return the enclosed proxy immediately in the accompanying postage-prepaid envelope. The proxy is being solicited by and on behalf of the Board of Directors of the Company.

     Your attention is directed to the Company's 1995 annual report and to the proxy statement, both of which accompany this notice.

                                   By Order of the Board of Directors

                                   /s/
                                   Wilma Yeary, CPS, Secretary


P.O. Box 717
Frankfort, Kentucky 40602
April 19, 1996


                                 PROXY STATEMENT
                   ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 1996

     The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Investors Heritage Life Insurance Company (the "Company" or "IHLIC"), for use at the annual meeting of shareholders of the Company to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 9, 1996, at 10:00 a.m. (Eastern Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

PROXY MAY BE REVOKED
     A shareholder executing and returning the enclosed proxy may revoke such proxy at any time prior to the exercise of the authority thereby given by giving written notice to the Secretary of the Company as provided by Kentucky Revised Statutes 271B.7-220(6).

COST AND METHOD OF SOLICITATION
     The Board of Directors intends to solicit proxies by use of the mails, and all cost of soliciting proxies for this annual meeting will be borne by the Company. The proxy statements and proxy cards will be mailed to the shareholders on April 19, 1996.

VOTING SECURITIES
     The Company has issued one class of capital stock. There are 898,389 shares outstanding each of which is entitled to one vote, except that in election of Directors, cumulative voting rights apply as provided by Kentucky Revised Statutes 271B.7-280. Each shareholder shall have the right to cast as many votes in the aggregate as he is entitled to vote, multiplied by the number of Directors to be elected, and may cast the whole number for one candidate or distribute such votes among two or more candidates. Kentucky Investors, Inc. ("KII"), P.O. Box 717, Frankfort, Kentucky 40602, owns of record directly and indirectly 663,142 shares of stock which represents 74% of outstanding voting securities. The Company, 200 Capital Avenue, Frankfort, Kentucky 40601, owns directly 254,687 shares or 22% of the stock of KII. Investors Underwriters, Inc. ("IUI"), P.O. Box 717, 200 Capital Avenue, Frankfort, Kentucky 40602, owns 94,185 shares or 8% of the stock of KII. No other person is known by the Company to own of record or beneficially more than 5% of the Company's capital stock except as shown on the table below. The Board of Directors has fixed March 29, 1996, as the record date for determining those eligible to vote, and only such persons as are shareholders of record at the close of business on that day will be entitled to vote at such meeting and any adjournment thereof.

THE PURPOSE OF THE MEETING SHALL BE:

     (1)  The Election of Directors; and

     (2) To transact such other business as may properly come before the meeting.

ELECTION OF DIRECTORS
     The Articles of Incorporation provide that three Directors shall be elected at each annual meeting for a term of three years.

     The persons named in the proxy shall vote the shares represented by the proxies returned and duly executed in favor of the election of the three Directors named below, unless the authority is withheld, to hold office for terms of three years or until their successors are duly elected and qualified. All nominees have consented to serve. In the event any of the persons named below shall not be available, proxies will be voted for such substitute nominee, or nominees, as the persons named in the proxy shall designate.

     The following information is given with respect to the nominees for election as Director and for each of the other Directors whose terms will continue after the meeting. Each Director was elected to his present term of office by vote of the shareholders at an annual meeting.

     Each of the Directors has had the business experience indicated for more than five years except Michael F. Dudgeon, Jr. From January, 1989 to July, 1990, Mr. Dudgeon was Director of Government Relations for the Kentucky Association for Health Care Facilities. From August, 1991 to February, 1993 he was employed as Assistant Director of Annual Giving with Rollins College, Winter Park, Florida. From February, 1993 to December, 1993 he was employed as Assistant Director of Development, The Corporation for Special Children,
Orlando, Florida.   On December 19, 1994 he was hired by Investors Heritage
Life Insurance Company as a Regional Preneed Sales Director.

                               Number of Shares of Capital Stock of the Company and Its Parent Beneficially Owned, Directly or Indirectly, by Nominees and Directors as of December 31, 1995.


Name, Position                             Kentucky       Percentage
With the Company       Director            Investors      of Stock
&Business Experience   Since     IHLIC     Inc. (Parent)  Owned

Nominees:

c Helen S. Wagner       1986     2,500(1)    30,000(2)    (-)
  Director. Real Estate
  Broker, Secretary/
  Treasurer, Wagner-
  Shuck Builders, Inc.
  Director, Kentucky
  Investors, Inc.
  Age 59.


*+Jerry F. Howell       1964          346        6,000    (-)
abDirector.Independent
  Investor.
 cDirector,Kentucky
  Investors,   Inc.
  Age 82.

aMichael F. Dudgeon, Jr. 1988           29    3,071       (-)
Director, Regional
Preneed Sales Director
IHLIC.
Age 34.

Other Directors Whose Terms Will Continue After Meeting:

+ Joe R. Johnson        1972        3,906        5,646    (-)
  Director. Retired
  Treasurer, IHLIC.
  Age 78.

a Dr. Jerry F.
  Howell, Jr.           1987        1,124       35,610    (-)
  Director, Head, Dept.
  of Biological &
  Environmental Science,
  Morehead State
  University. Director,
  KII.
  Age 54.

*+Robert M. Hardy, Jr.  1986        18(3)    11,621(4)    (-)
  Director. General
  Counsel Director.
  General Counsel,KII.
  Age 38.

*+Harry Lee
  Waterfield II        1966  737,351(5)(6)  752,488(7)(8)  (82%)
abChairman of the Board,       (9)(10)(11)   (12)(13)(14)
 cPresident and Chief         (15)(16)(17)   (18)(19)(20)
  Executive Officer.                         (21)(22)(23)
  Chairman of the
  Board, President
  Kentucky Investors, Inc.
  Age 52.

*aAdron Doran           1972           510            125  (-)
bcDirector.President
  Emeritus, Morehead State
  University.  Age 86.


+ H. Glenn Doran        1992           783         20,000  (-)
  Director. Chairman of
  the Board, Peoples Bank
  of Murray.  Director, KII.
  Age 70.


All Directors and Officers as a Group:            781,286

* Member of Executive Committee  b Member of Compensation Committee
+ Member of Finance Committee    c Member of Nominating Committee
a Audit Committee                (-) Indicate less than 1%

(1) Includes 1,538 shares of IHLIC held in an irrevocable trust for the benefit of the children of Helen S. Wagner.

(2) Includes 3,200 shares of KII held in an irrevocable trust for the benefit of the children of Helen S. Wagner.

(3)  Includes 9 shares held under the 401(k) Plan in Trust by Farmers Bank.

(4) Includes 4,049 shares of KII purchased under the ESOP and 40l(k) Plan held in Trust by Farmers Bank.

(5) Includes 7,900 shares of IHLIC owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.

(6) Includes 642 shares of IHLIC owned by HLW Corporation of which Mr. Waterfield II is an officer.

(7) Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, RoseGayle Waterfield Hardy, Nancy Waterfield Walton, Harry Lee Waterfield II Irrevocable Trusts Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy Irrevocable Trusts Funds 1, 2, 3 and 4, Nancy Waterfield Walton Irrevocable Trusts Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 11/22/76,
Investors Heritage Life Insurance Company, Investors Underwriters, Inc., TAP
& CO., and Kentucky Investors, Inc. Employee Retirement Plan.

(8) Includes 130,824 shares of KII owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.

(9) Includes 3,038 shares of IHLIC held in the name of CEDE & CO., nominee for the three separate irrevocable trusts for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton.

(10) Includes 200 shares of IHLIC held by Nancy Waterfield Walton -- see Footnote (3).

(11) Includes 241 shares of IHLIC held by RoseGayle Waterfield Hardy - see Footnote (3).

(12) Includes 41,836 shares of KII owned by HLW Corporation of which Mr. Waterfield II is an officer.

(13) Includes 15,222 shares of KII held in trust for the benefit of the children of Harry Lee Waterfield.

(14) Includes 13,278 shares of KII purchased under KII and Affiliated Companies 401(k) Savings Plan and Trust Agreement ("401(k) Plan") held in Trust by Farmers Bank and Capital Trust Company, Frankfort, Kentucky ("Farmers Bank").

(15) Includes 59,248 shares of IHLIC held in the name of TAP & CO. for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee which directs the voting of these shares.

(16) Includes 2,165 shares of IHLIC owned by Investors Heritage Printing, Inc. of which Mr. Waterfield II is an officer.

(17) Includes 663,142 shares of IHLIC owned by KII of which Mr. Waterfield II is an officer.

(18) Includes 12,063 shares of KII held by Nancy Waterfield Walton - see Footnote (3).

(19) Includes 9,502 shares of KII held by RoseGayle Waterfield Hardy - see Footnote (3).

(20) Includes 254,687 shares of KII held by IHLIC and 94,185 shares of KII held by IUI. Mr. Waterfield II is Chairman of both companies. These corporations have the power to dispose of these shares.

(21) Includes 103,668 shares or 11% of the shares of KII held in the name of TAP & CO. for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee which directs the voting of these shares.

(22) Includes 32,559 shares of KII held in twelve separate irrevocable trusts, four each (Funds 1, 2, 3 and 4) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy, and Nancy Waterfield Walton, respectively.

(23) Includes 23,926 shares of KII owned by the Kentucky Investors, Inc. Employee Retirement Plan. Mr. Waterfield II is a member of the Retirement Plan Committee.

     Meetings of the Board of Directors are held regularly each month and there is also an organizational meeting following the annual meeting of shareholders. The Board held 13 meetings in 1995.

     The By-laws of the Company provide for an Executive Committee. The Committee has and exercises all of the powers of the Board of Directors in the management of the business affairs and property of the Company during the intervals between meetings of the Board. The Board considers the actions of the Executive Committee and has approval and veto power over its actions. The Executive Committee met 11 times in 1995.

     The Board of Directors has designated a Finance Committee that meets on call and reviews and makes recommendations concerning investments to the Board of Directors. The Finance Committee met 13 times during 1995.

     The Board of Directors has provided for a Compensation Committee which meets on call and reviews the compensation of the employees and makes recommendations to the Board. The Compensation Committee met 12 times during 1995.

     The Board has named an Audit Committee that meets on call and reviews the work of the independent auditors and will have charge of continuing internal audits and shall review the audit work of the departments of insurance and regulatory authorities in the various states in which the Company operates. The Audit Committee met 1 time during the year 1995.

     The Board of Directors has named a Nominating Committee that meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating Committee met 1 time during 1995.

     No one, except Jerry F. Howell, attended fewer than 75% of the aggregate Board and Committee meetings. The Directors were paid $400 for each Board meeting.


SHAREHOLDER PROPOSALS FOR THE 1997 MEETING
     Shareholders who wish to suggest nominees or offer proposals intended to be presented at the 1997 annual meeting must forward this information to the Secretary of the Company no later than December 20, 1996.


EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


OVERVIEW AND PHILOSOPHY
     During 1995, the Compensation Committee of the Board of Directors was comprised of three Directors. All of the members of the Compensation Committee except Mr. Waterfield II are outside directors. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies as well as the compensation policies for all of the Company's employees. Additionally, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the compensation to be paid to the chief executive officer and each of the other executive officers of the Company.
All members of the Committee take part in consideration of executive compensation even if compensation affects its members.

     With the exception of the Company's Vice President and Chief Actuary and Company's General Counsel whose original compensations were based on salary and benefits of actuaries and attorneys respectively with similar background and experience, the compensation of the executive officers of the Company is based on historical and current individual performance, job duties and responsibilities and longevity with the Company. Notwithstanding those criteria, the Compensation Committee makes a subjective determination using its discretion to set executive compensation at levels warranted in its judgment by external, internal or an individual's circumstances. It should be noted that the Compensation Committee determines executive compensation in the same manner as the compensation of all other Company employees.

     The Company's executive compensation program is comprised of base salary, an annual cash bonus based on a percentage of salary, and employee benefits which are generally available to all employees of the Company including a 401(k) Savings Plan, a defined benefit retirement plan, and a cafeteria plan. The Company also provides a deferred compensation plan which is available to eligible executive officers of the Company. This plan is intended to supplement or replace participation of those individuals in the 401(k) Savings Plan and allows eligible executive officers to contribute up to 10% of salary and receive a matching contribution from the Company. In addition, bonuses are paid from time to time to executive officers and other employees for performance on extraordinary projects. The Compensation Committee also makes a subjective determination in authorizing these bonuses.

     The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to Executive Compensation, did not exceed 10% of salary for 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee consists of three members. Two of the members, Jerry F. Howell and Adron Doran, are outside directors. The third member, Harry Lee Waterfield II, is also the Chairman of the Board, and the President and Chief Executive Officer of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION
     Mr. Waterfield II is the President of the Company and as such serves as its chief executive officer. He also serves as Chairman of the Board of Directors. Mr. Waterfield II was appointed to the position of President and Chairman of the Board in August 1988. Mr. Waterfield's II compensation is based on criteria similar to that used for other executive officers of the Company. Mr. Waterfield II has been an employee of the Company in various capacities for 34 years and has received raises throughout the years for the various capacities in which he has served.

     When Mr. Waterfield II assumed the duties and responsibilities of Chief Executive Officer and Chairman of the Board, he did not receive an increase in base compensation commensurate with the additional responsibilities undertaken. Since that date, he has received salary adjustments from the Compensation Committee on the anniversary date of his employment. The compensation paid to Mr. Waterfield II during 1995 is shown in the summary compensation table below.

SUMMARY COMPENSATION TABLE
     The following table sets forth each executive officer whose aggregate direct compensation exceeded $100,000.

NAME AND PRINCIPAL   YEAR     SALARY($)    BONUS($)     OTHER
POSITION                                                ANNUAL
                                                       COMPENSATION

Harry Lee
Waterfield II        1995  $142,684.00(1) $21,330.00     -0-
President,Chairman
of the Board, &      1994  $136,924.00(1) $20,858.00     -0-
Chief Executive
Officer
                     1993  $131,449.24(1) $20,411.01     -0-

Clair S. Manson      1995  $123,033.00(2) $11,215.00     -0-
Vice President
Chief Actuary        1994  $119,700.00(2) $9,544.00     -0-

                     1993  $112,732.64(2) $10,159.00  $2,057.85(3)


(1) Amounts reported consist of directors' fees from the Company and of contributions made by the Company under the 401(k) Plan. The Plan is available to all employees of the Company.

(2) Amounts reported consist of contributions made by the Company under the 401(k) Plan which is available to all employees of the Company and contributions made by the Company to the Company's Deferred Compensation Plan which is available to eligible executive officers of the Company.

(3)  Amount represents non-cash compensation received in lieu of salary.


STOCK PERFORMANCE GRAPH
     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five year period ended December 31, 1995, as well as an overall stock market index (Russell 2000) and the Company's peer group index selected on an industry basis. The component companies utilized in the peer group are Circle Financial Corp., Cotton States Life and Health Insurance Co., Penn Treaty American Corp. and Reliable Life Insurance Co. -CLA. The peer group utilized this year is identical to last year's peer group. The market capitalization of each peer group company is weighted in the performance graph set forth below.

                    COMPARATIVE OF FIVE-YEAR TOTAL RETURNS *
                   INVESTORS HERITAGE LIFE INSURANCE COMPANY,
                         RUSSELL 2000 INDEX, PEER GROUP
                     (Performance Results Through 12/31/95)

(The Performance Graph Appears Here)

              1990      1991     1992   1993    1994    1995
INLF        $100.00   $102.67  $105.41 $108.32 $111.41  $114.66
RUSSELL 2000$100.00   $146.05  $172.94 $205.64 $201.56  $258.89
PEER GROUP  $100.00   $140.74  $145.03 $176.73 $198.84  $243.44

Assumes $100.00 invested at the close of trading 12/89 in Investors Heritage Life Insurance Company common stock, Russell 2000 Index, and Peer Group.

*  Cumulative total return assumes reinvestment of dividends.
                                         Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.


RETIREMENT PLAN
     All of the Company's employees are covered by a qualified retirement plan to which only the Company contributes. Benefits are based both upon years of service and the highest consecutive five year average annual salaries. The estimated benefits are subject to the provisions of the Internal Revenue Code of 1954, as amended, which limits the annual benefits which may be paid from a tax qualified retirement plan.

     The following table sets forth certain levels of earnings and the estimated annual benefits payable upon normal retirement under the qualified retirement plan for the years of service indicated.

     As of December 31, 1995, the officers named in the summary compensation table have been credited with the following number of years of service: Harry Lee Waterfield II, 33 years; Clair S. Manson, 8 years.


     HIGHEST AVERAGE
     ANNUAL EARNINGS
     FOR FIVE
     CONSECUTIVE YEARS             ESTIMATED ANNUAL BENEFITS
     DURING 10 YEAR                UPON RETIREMENT FOR YEARS
     PERIOD PRECEDING              OF SERVICE INDICATED

       RETIREMENT    10 YEARS     15 YEARS    20 YEARS  25 YEARS

     $ 40,000      $ 8,000      $ 12,000     $ 16,000  $ 20,000
       60,000       12,000        18,000       24,000    30,000
       80,000       16,000        24,000       32,000    40,000
      100,000       20,000        30,000       40,000    50,000
      120,000       24,000        36,000       48,000    60,000

AUDITORS
     Ernst & Young, LLP, Louisville, Kentucky, is the independent auditing firm for the Company and has been since 1981, including the most recent year of 1995. A representative is expected to be present at the shareholders' meeting with the opportunity to make a statement and will respond to appropriate questions. The services provided by Ernst & Young, LLP during 1995 consisted of the audit of the Company's financial statements and audit of the Company's employee benefit plans. No member of the firm of Ernst & Young, LLP has any relationship with the Company other than the usual relationship that exists between independent auditors and clients.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     There were no transactions to which the Company was or is to be a party in which any officer, Director, or nominee for election as Director, had any direct or indirect material interest.

     At the date of this proxy statement, management knows of no other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy statement to vote on such matters in accordance with their best judgement.

                             By Order of the Board of Directors

                         INVESTORS HERITAGE LIFE INSURANCE COMPANY


                                 Wilma Yeary, CPS, Secretary

Frankfort, Kentucky
April 19, 1996


Proxy             INVESTORS HERITAGE LIFE INSURANCE COMPANY   Proxy
                  200 Capital Avenue, Frankfort, Kentucky 40601

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Jerry F. Howell, or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the annual meeting of shareholders of Kentucky Investors, Inc. to be held on May 9, 1996, or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of annual meeting and proxy statement dated April 19, 1996 as follows:

(1) Election of   __FOR all nominees    __WITHHOLD AUTHORITY
Directors         listed below (except) to vote for all nominees
                  as marked to the      below
                  contrary below)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

HELEN S. WAGNER           JERRY F. HOWELL    MICHAEL F. DUDGEON, JR.

(2) On any other matter which may come before the meeting in accordance with their best judgement.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR" Item (1).

Please sign exactly as name appears on address. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

_____________________________

_____________________________
Shareholder's signature

Date_________________________, 1996

TO BE COUNTED, THIS PROXY MUST BE RECEIVED BY THE CORPORATE SECRETARY OF INVESTORS HERITAGE LIFE INSURANCE COMPANY 200 CAPITAL AVENUE, P.O. BOX 717, FRANKFORT, KENTUCKY 40602, ON OR BEFORE MAY 9, 1996.


DIRECTORS

ADRON DORAN (1972) E, A, C, N
President Emeritus,
Morehead State University

H. GLENN DORAN (1992) F
Chairman of the Board,
Peoples Bank of Murray
Director, Kentucky Investors, Inc.

MICHAEL F. DUDGEON, JR. (1988) A
Director, Regional Sales Director
Investors Heritage Life Insurance Company

ROBERT M. HARDY, JR. (1986) E, F
Director, General Counsel
Investors Heritage Life Insurance Company
Kentucky Investors, Inc.

JERRY F. HOWELL (1964) E, F, A, C, N
Independent Investors
Director, Kentucky Investors, Inc.

JOE R. JOHNSON (1972) F
Retired Treasurer,
Investors Heritage Life Insurance Company

HELEN S. WAGNER (1986) C
Real Estate Broker,
Secretary/Treasurer, Wagner-Shuck
Builders, Inc.
Director, Kentucky Investors, Inc.

HARRY LEE WATERFIELD II (1966) E, F, A, C, N
Chairman of the Board, President & CEO
Investors Heritage Life Insurance Company
Kentucky Investors, Inc.

DR. JERRY F. HOWELL, JR. (1987) A
Head, Dept. of Biological &
Environmental Sciences
Morehead State University
Director, Kentucky Investors, Inc.

E  - Member of Executive Committee
F  - Member of Finance Committee
A  - Member of Audit Committee
C  - Member of Compensation Committee
N  - Member of Nominating Committee